[GRAPHIC OMITTED]
ACCOUNTS AND BUSINESS ADVISORS

December 2, 2004

Mr. Syed Naqvi
Chief Financial Officer
Phone1Globalwide, Inc.
100 N. Biscayne Boulevard, Suite 2500
Miami, FL 33132

Dear Mr. Naqvi:

This is to confirm that effective today Grant Thornton LLP is resigning as the auditors for Phone1Globalwide, Inc. We have enjoyed working with the Company and its management over the past years and wish you well in the future. If we can be of any further assistance, please do not hesitate to contact us.

Very truly yours,

/s/ Gerry Pombo
Partner

GP/nr